Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Ambac Financial Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock (3)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Equity	Preferred Stock (4)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Debt	Debt Securities (5)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Warrants (6)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Purchase Contracts (7)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees to be Paid	Other	Units (8)	Rule 457(r)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		(2)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							(2)

(1)

An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), to defer payment of all of the registration fee.

(2)

In accordance with Rules 456(b) and 457(r) of the Securities Act, the registrant is deferring payment of all of the registration fee required in connection with this registration statement and will pay such fees on a “pay-as-you-go” basis.

(3)

Includes common stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(4)

Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(5)

Debt securities issued hereunder may include senior debt securities and subordinated debt securities. Includes debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

(6)

Warrants may represent rights to purchase senior debt securities and subordinated debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets as well as other types of warrants. Warrants may be sold separately or with senior debt securities, subordinated debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets.

(7)

Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, preferred stock, common stock or other securities registered hereunder.

(8)

Each unit may consist of one or more of the securities being registered hereunder or debt obligations of third parties, including U.S. Treasury securities, in any combination. Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts.